Exhibit 99.1

Lifeward Enters Transformative Strategic Investment and Partnership
Agreement with Oramed to Create a Diversified Biomedical Innovation Company

Positions Lifeward as a MedTech platform with a clear path to cashflow positive and long-
term Biotech upside potential

Up to $47 million strategic investment from Oramed and another investor is intended to provide Lifeward cash runway to profitability and diversify its portfolio across MedTech and BioTech

Lifeward acquires Oramed’s clinical-stage Protein Oral Delivery (POD™) technology adding exposure to a large, long-term Biotech market opportunity

POD™ targets the $600+ billion injectable drugs market, including ORMD-0801, which has the potential to become the world’s first commercialized oral insulin medicine

MARLBOROUGH, Mass. and YOKNEAM ILLIT, Israel, Jan. 13, 2026 (GLOBE NEWSWIRE ) -- Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology designed to transform the lives of people with physical limitations or disabilities, announced today that it has entered into a transformative strategic partnership with Oramed Pharmaceuticals Inc. (Nasdaq: ORMP).

The transaction, which has received unanimous approval from Lifeward’s board of directors and is subject to shareholder approval, includes Lifeward integrating Oramed's proprietary protein oral delivery (POD™) technology and Oramed acquiring up to a 49.99% equity ownership in Lifeward. The investment structure provides Lifeward with access to up to approximately $47 million of capital through equity, convertible notes, milestone-based funding, and warrant coverage. This capital framework is designed to support Lifeward’s path to profitability while enabling selective investment in high-value innovation.

The POD™ technology, which is subject to regulatory approval, represents years of research and development in transforming injectable biological therapies into oral medications.  POD™ technology was initially applied in clinical trials in diabetes, a global market exceeding $80 billion1 annually, with injectable insulin representing a substantial portion. The addressable opportunity for oral delivery can be expanded to multiple peptide and protein-based therapies across metabolic, endocrine, and inflammatory diseases, representing a  global market valued at tens of billions.

Under a clinical trial management agreement, Oramed will retain responsibility for managing and funding the anticipated POD™ clinical program. This structure allows Lifeward to maintain operational focus on profitability and cash generation, while retaining exposure to the potential upside of a large-scale biotech opportunity.

For Lifeward, this transaction with Oramed represents the starting point of a broader diversification strategy across medical technology and biotechnology. Upon consummation of the transaction, Lifeward will operate as a disciplined biomedical portfolio company, focused on:

•	Achieving sustainable profitability from existing FDA-approved MedTech products, such as the ReWalk® and AlterG® product lines

•	Deploying capital selectively towards assets with defined milestones and risk-adjusted returns

•	Building a balanced, diversified biomedical portfolio that combines near-term revenue with longer-term biotech innovation

"Oramed is the ideal strategic partner for Lifeward at this pivotal moment in our company's evolution. This transaction, if approved, is expected to provide us with the financial resources to reach profitability with our proven ReWalk® and AlterG® product lines while simultaneously unlocking significant growth opportunities through the integration of Oramed's POD™ technology. We see tremendous potential to advance the oral insulin program as we build a truly diversified biomedical innovation company," stated Mark Grant, President and CEO of Lifeward. “We are currently evaluating several other opportunities to expand our portfolio as we optimize revenues and are on a clear path to cash flow positive.”

Oramed’s CEO, Nadav Kidron, commented, "This transaction represents an important strategic milestone for Oramed. By transferring our POD™ technology to Lifeward with an ownership stake, Oramed shareholders retain substantial exposure to the oral delivery platform while simultaneously gaining meaningful participation in a proven revenue-generating medical robotics business and royalty streams. With Mark Grant's extensive diabetes industry experience at the helm, we are confident in Lifeward's ability to advance both the medical robotics and oral insulin platforms."

Having held senior leadership roles at Medtronic, including Vice President of the Americas with full P&L responsibility for a diabetes business exceeding $1.5 billion in annual revenue, as well as diabetes-focused leadership roles at Bristol Myers Squibb, Lifeward CEO Mark Grant brings deep and highly relevant experience across the market.

Strategic Transaction Summary:

•
Oral Delivery Technology Transfer: Acquisition of Oramed's POD™ technology to Lifeward, while Oramed acquires a 49.99% equity ownership interest in Lifeward in the form of a combination of Lifeward ordinary shares and prefunded warrants, plus additional warrants to acquire up to $7 million in ordinary shares of Lifeward.

Oramed will fund and manage the POD™ platform’s clinical development, including a planned clinical trial.  Oramed will also receive 4% of net sales of the ReWalk franchise for up to 10 years.

•
Up to $47 Million Investment: The investment structure provides Lifeward with access to up to approximately $47 million of capital from Oramed and another investor through equity, convertible notes, milestone-based funding, and warrant coverage including:

o	Convertible Note A: Oramed and another investor to invest an aggregate of $10 million in convertible notes with 8% annual interest, with 100% warrant coverage.

o
Convertible Note B: Oramed and another investor to invest via an aggregate of $10 million in convertible notes which is automatically triggered upon achieving certain revenue or share price milestones, with 8% annual interest, with 100% warrant coverage.

The transaction is contingent upon closing conditions.

The POD™ Technology:

The POD™ technology is a breakthrough platform that delivers injectable drugs orally by enabling proteins, such as insulin, to travel through the gastrointestinal tract and into the bloodstream. This method is expected to eliminate many of the negative side-effects of injection delivery. The oral administration of current injection-only therapies for conditions including diabetes should offer clear benefits, including, increased compliance and safety, fewer side effects and greater comfort for patients.

POD™ addresses the $634 billion2 global injectable drug delivery market including diabetes where $19 billion3 of insulin and $52 billion4 of GLP-1 analogs were sold globally in 2024.

ORMD-0801, the POD™ technology’s lead drug candidate, has the potential to create a new paradigm in the treatment of type 2 diabetes by orally delivering insulin at an earlier stage of treatment. Earlier treatment has the potential to curb disease progression and delay late-stage complications.  Oramed successfully completed a U.S. FDA Phase 2b, 90 day HbA1c trial of ORMD-0801, which met its primary endpoint achieving a statistically significant reduction of HbA1c. While a subsequent Phase 3 study did not meet its primary endpoint, it provided valuable data on high-responder subgroups that demonstrated particularly encouraging results. Based on an extensive analysis of Phase 2 and Phase 3 data, Oramed plans to initiate a 60-patient U.S.-based clinical trial.

The securities to be issued in connection with the transactions described herein are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities described above under the resale registration statement will only be by means of a prospectus.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions spanning the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings, as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products, including the ReWalk Exoskeleton, AlterG Anti-Gravity System, ReStore Exo-Suit, and MyoCycle FES System. Founded in 2001, Lifeward has operations in the United States, Israel, and Germany.

Lifeward®, ReWalk®, ReStore®, and AlterG® are registered trademarks of Lifeward Ltd. and/or its affiliates.

About Oramed Pharmaceuticals

Oramed Pharmaceuticals Inc. (Nasdaq: ORMP) (TASE: ORMP) is a clinical-stage pharmaceutical company and platform technology pioneer in oral delivery solutions for drugs currently delivered via injection. Oramed's Protein Oral Delivery (POD™) technology is designed to protect drug integrity and increase absorption. The Company is building a diversified active investment portfolio while advancing its refined oral insulin program.

For more information, visit www.oramed.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934 concerning Lifeward, Oramed, the strategic investment and partnership agreement with Oramed (collectively, the “Proposed Transactions”) and other matters. Such forward looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward looking statements include, among others: Lifeward’s and Oramed’s management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the structure, timing and completion of the Proposed Transactions; perceived benefits or opportunities of the Proposed Transactions; timing of closing of the Proposed Transactions, expected proceeds, expectations regarding the use of proceeds, and impact on ownership structure; the anticipated timing of the closing; the future operations of Lifeward, including research and development activities; the nature, strategy and focus of Lifeward; anticipated clinical drug development activities and related timelines, including the initiation of  the planned clinical trial and other clinical results; the sufficiency of post-transaction resources to support the advancement of Lifeward’s pipeline through certain milestones and the time period over which Lifeward’s post-transaction capital resources will be sufficient to fund its anticipated operations; unexpected costs, charges or expenses resulting from the Proposed Transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Proposed Transactions; and legislative, regulatory, political and economic developments; the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer and transitioning the manufacturing of its ReWalk products to its in-house manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Almog Adar
Chief Financial Officer
Lifeward

E: media@golifeward.com
E: ir@golifeward.com

1 Fortune Business Insights, Diabetes Drug Market Size, Share & Industry Analysis
2 Markets and Markets, Injectable Drug Delivery Market: Growth, Size, Share, and Trends
3 Grandview Research, Insulin Market
4 Fortune Business Insights, GLP-1 Receptor Agonist Market Size, Share, and Industry Analysis